Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Zoned Properties, Inc. (File No. 333-213150) filed on August 16, 2016, of our report dated March 26, 2024 on the consolidated financial statements of Zoned Properties, Inc., as of December 31, 2023 and for the year then ended.

/s/ Salberg & Company, P.A.
SALBERG & COMPANY, P.A.
Boca Raton, Florida
March 26, 2024